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                                                                     EXHIBIT 4.2

                                 FORM OF WARRANT

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CONDITIONS SPECIFIED IN A WARRANT AGREEMENT, DATED NOVEMBER 8, 1999, BETWEEN BOLDER TECHNOLOGIES CORPORATION (THE "COMPANY") AND FIRST SECURITY VAN KASPER INC. EXCEPT TO THE EXTENT PERMITTED BY THE WARRANT AGREEMENT, NO TRANSFER, SALE, PLEDGE, OR OTHER DISPOSITION OF THESE WARRANTS OR THE SHARES OF COMMON STOCK OF THE COMPANY ACQUIRED ON EXERCISE OF THESE WARRANTS WILL BE VALID OR EFFECTIVE UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 OR, IF APPLICABLE, A SUCCESSOR LAW THERETO (IN EACH CASE AS AMENDED FROM TIME TO TIME) OR THE COMPANY HAS BEEN ADVISED BY AN OPINION OF COUNSEL THAT THESE WARRANTS OR THOSE SHARES OF COMMON STOCK WILL BE TRANSFERRED IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION AND UNTIL ANY APPLICABLE CONDITIONS CONTAINED IN THE WARRANT AGREEMENT HAVE BEEN FULFILLED. A COPY OF THE WARRANT AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT.

No._______

             Warrant to Purchase up to 66,000 Shares of Common Stock EXERCISABLE COMMENCING 9:00 A.M., SAN FRANCISCO TIME, ON NOVEMBER 12, 2000 AND ENDING 5:00 P.M., SAN FRANCISCO TIME, ON NOVEMBER 12, 2004

                         BOLDER TECHNOLOGIES CORPORATION

                          COMMON STOCK PURCHASE WARRANT

           This certifies that ___________________________, or registered assigns, is the holder (the "Holder") of this Warrant to purchase, subject to adjustment, the number of fully paid and nonassessable shares set forth above (the "Warrant Shares") of Common Stock, par value $0.001 per share (the "Common Stock"), of BOLDER Technologies Corporation, a Delaware corporation (the "Company"), at the per share exercise price, subject to adjustment (the "Exercise Price"), set forth in the Warrant Agreement, dated November 8, 1999 (the "Warrant Agreement"), between the Company and First Security Van Kasper Inc., at any time prior to the Expiration Date (defined below), by surrendering this Warrant, with the form of subscription set forth hereon duly executed, to the Company at the Company's offices at 4403 Table Mountain Drive, Golden, Colorado 80403, or at such other office or agency as the Company may designate and by paying in full, in the manner provided in Section 4 of the Warrant Agreement, the Exercise Price for the Warrant Shares then purchased. Payment of the Exercise Price may be made in cash, cashier's check payable to the order of the Company or surrender of a portion of this Warrant as provided in Section 4(c) of the Warrant Agreement.


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           This Warrant may be exercised at any time and from time to time, in whole or in part, at the option of the Holder, commencing 9:00 a.m., San Francisco time, on November 12, 2000 until 5:00 p.m., San Francisco time, on November 12, 2004 (the "Expiration Date"). Upon the purchase of fewer than all of the Warrant Shares, there must be issued to the Holder a new Warrant exercisable for the number of Warrant Shares for which this Warrant has not been exercised or surrendered as payment. Prior to the Expiration Date, the Holder is entitled to exchange this Warrant, without charge, for another Warrant or Warrants exercisable for the same aggregate number of Warrant Shares.

           Prior to the Expiration Date, subject to any applicable laws restricting transferability and to any restriction on transferability that may appear on this Warrant or is contained in the Warrant Agreement, the Holder is entitled to transfer this Warrant upon delivery thereof, duly endorsed by the Holder or by his, her or its duly authorized attorney-in-fact or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, with the form of assignment set forth hereon duly executed. Upon any such transfer, a new Warrant or Warrants exercisable for the same aggregate number of Warrant Shares will be issued by the Company, without charge, in accordance with instructions in the form of assignment.

           This Warrant is issued under and in accordance with the Warrant Agreement and, except as otherwise provided in this Warrant, is subject to the terms and provisions contained in the Warrant Agreement. Upon certain events provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock (or other securities) issuable upon the exercise of this Warrant are subject to adjustment. No fractional shares will be issued upon the exercise of a Warrant. Instead, as provided in the Warrant Agreement, the Company must pay the value of such fractional share to the Holder in cash.

           THIS WARRANT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, AND NOT THE LAW PERTAINING TO CHOICE OR CONFLICT OF LAWS, OF THE STATE OF NEW YORK IN ACCORDANCE WITH AND AS SPECIFICALLY PROVIDED FOR IN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

           The Company has caused this Warrant to be duly executed.


                                        BOLDER TECHNOLOGIES CORPORATION

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        Attest:
                                               ---------------------------------
                                               Name:
                                               Title:



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                              ELECTION TO PURCHASE

           The undersigned hereby irrevocably elects to exercise this Warrant to purchase _______ shares of Common Stock, acknowledges that it will not dispose of such shares except in compliance with Section 3(b) of the Warrant Agreement and the Securities Act of 1933, as amended, and requests that Certificates for such shares be issued and delivered as follows:

Issue to:
                             ---------------------------------------------------
                             (Name)


                             ---------------------------------------------------
                             (Address, including Zip Code)


                             ---------------------------------------------------
                             (Social Security or Tax Identification Number)


Deliver to:
                             ---------------------------------------------------
                             (Name)


                             ---------------------------------------------------
                             (Address, including Zip Code)

           In full payment of the aggregate purchase price with respect to the number of shares being purchased upon exercise of this Warrant, the undersigned hereby (check applicable payment method): (i) |_| tenders payment of $_________ in cash, (ii) |_| tenders payment of $_________ by cashier's check payable to the order of BOLDER Technologies Corporation or (ii) |_| surrenders to the Company Warrants to purchase ________ shares of Common Stock. If the Warrant is exercised hereby (and, if applicable, surrendered to purchase shares of Common Stock) so as to purchase fewer than all the shares of Common Stock that may be purchased pursuant to this Warrant, the undersigned requests that a new Warrant representing the number of full shares for which the Warrant has not been exercised or surrendered be issued and delivered as set forth below.

Name of Warrant holder or Assignee:
                                   ------------------------------
                                          (Please Print)

Address:

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Signature                                  Dated:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)


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                                   ASSIGNMENT

For value received, the undersigned hereby sells, assigns and transfers to the Assignee named below all of the rights of the undersigned represented by the within Warrant, with respect to the number of shares of Common Stock set forth below:

                                                                Number of
                                                                Shares of               Taxpayer Identification
Name of Assignee                        Address                 Common Stock            Number
----------------                        -------                 ------------            -----------------------





and hereby irrevocably authorizes the Company to make such transfer on the Warrant Register maintained at the principal office of the Company and, if applicable, to issue to the undersigned a Warrant for the portion of such Warrant not so sold, assigned or transferred.


Dated:
      --------------  -----                ---------------------------------
                                           Signature

(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant.)



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